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                                  EXHIBIT 24.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors
The Rouse Company:

          We consent to the incorporation herein by reference of our report dated February 24, 2000, relating to the consolidated financial statements and related schedules of The Rouse Company and subsidiaries as of December 31, 1999 and 1998 and for each of the years in the three-year period ended December 31, 1999, which report appears in the December 31, 1999 Annual Report on Form 10-K of The Rouse Company.


                                              /s/ KPMG LLP
                                        ______________________________
                                                  KPMG LLP

Baltimore, Maryland
January 30, 2001